Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Petrosonic Energy, Inc. (the “Company”) on Form 10-Q for the six months ending June 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Art Agolli, Chief Executive Officer (Principal Executive Officer) and Principal Financial and Accounting Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 13, 2014

/s/ Art Agolli
Art Agolli
Chief Executive Officer and Principal Financial and Accounting Officer